Exhibit 10.1

                                 LEASE AGREEMENT

     THIS LEASE AGREEMENT made this 23 day of September, 2003, between G E A P corp., as the "Landlord" and PROCYON CORPORATION as the "Tenant" with its principal place of business at 1300 Highland Avenue, Clearwater, FL 33756.

     1. PREMISES TO BE LEASED The Landlord, for and in consideration of the following conditions, leases to the Tenant, and the Tenant takes and hires from the Landlord, the following described premises: consisting of approximately 3,800 rentable square feet in the G E A P Center located at the below mailing address.

     Mailing address: 1300 Highland Avenue, Clearwater, FL 33756

     2. TERMS OF THE LEASE shall be for three (3) years, with a commencement date the later of October 1, 2003 or the date Landlord can delivery possession of the Premises. In the event the commencement date is not delayed, this lease shall expire on November 31, 2006. The term shall not be less than 36 consecutive months, commencing on the commencement date. This lease will end on the last day of the 36th month after commencement date.

     A. During the lease term of the 36 months period or the extended period the lessee will have the option of the first right of refusal to purchase the building. IF another buyer will show interest to purchase the building the lessee will have ten (10) days to answer tin writing to the lessor if he will exercise the option to purchase the building.

     3. RENT under this lease will be payable as follows:

     A. Upon execution of this lease the rent for the month of January 1, 2003, base rent of $2,533.33 CAM of $950.00, plus sales tax of $2.66.00 of Security Deposit of $3,727.16 for a total amount of $7,454.33 shall be paid.

     B. A monthly rental amount of $3,727.16 including sales tax at current applicable percentage rate is due on the first day of February 2004 and the first day of each succeeding month thereafter during the lease term and as adjusted in paragraph C. If the lease commences on any day other than the first of the month, the rental for the next preceding month, i.e., the above month shall be based on the actual days of occupancy of the first month of the term of this lease. In the event Tenant fails to pay the current monthly rental on or before the 10th of the month, Tenant shall pay a late charge of 10% of the monthly rental as additional rent charge.

     RENT ALLOCATION:

               Base Rent                          $ 2,533.33
               Common Area Maintenance            $   950.00
               Tax Proration
               Insurance Proration
                        Other
     Sales Tax                          $243.83
                                        -------

                           Total                  $3,727.16
                                                  ---------

     C. RENT ADJUSTMENT During the term of this lease and any extension thereof, the rent will be adjusted annually beginning with the commencement date and at each succeeding 12-month period. The rent will be increased in accordance with the scheduled in Exhibit "B".

     Rent may be paid by Lessee or by an assignee of Lessee or by a subtenant, such having been approved by the Lessor. Consent shall not be unreasonably withheld. It is understood that applicable sales and use tax be paid by the Lessee for each installment under the original term and any extended term periods.

     D. EXTENDED TERM PERIODS Lessee shall have the option to extend this lease for one (1) successive extended term period of Three (3) years, if Lessee notifies Lessor, in writing, no later than ninety (90) days prior to the end of the original lease term, that Lessee elects to extend said term, and in such event that notice is not given to Lessor, then this Lease shall expire in accordance with terms and conditions contained herein. Rate to be negotiated to then market rates.

     E. ADDITIONAL RENT In addition to the base rent, Lessee shall pay as additional rent his prorated share of: (a) all real estate taxes and assessments assessed, imposed or levied against GEAP CORP. (of which Lessee's premises are a part) during any fiscal tax year which occurs wholly or party during the term of the lease; (b) all insurance including liability, fire and casualty on the building and common areas of the Plaza;
     (c) all common area maintenance charges including but not limited to parking lot repair and maintenance, law service, common area lighting, water, trash removal; and (d) administrative management fee.

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     Lessee further agrees to pay to Lessor as additional rent, each month the following amount to cover Lessee's portion of : a) real estate taxes; b) insurance; c) common area maintenance; and d) administrative fee:

          Additional Rent is current estimated at - $950.00 per month

     All of the above items shall be billed on a prorated basis for the exact amount of such expenses. Such prorata share shall be computed on the basis of square footage consisting of approximately 3,800 Rentable square feet and billed monthly. Any overages shall be credited to Lessee's next statement and any shortages hall be billed to the Lessee. At the time of billing, upon request, Lessor shall provide Lessee with copies of all invoices or contracts for insurance, parking lot maintenance, law service, common area lighting, trash removal, etc., from which Lessee's prorata share has been calculated. Adjustments to the above amounts may be made from time to time as required.

     4. SALES TAX AND PAYMENT REQUIREMENTS All rents are subject to Florida State Sales Tax. All payments will be made to Landlord in advance without demand at GEAP CORP., 440 Holly Hill Rd., Oldsmar, Florida 33677, or at such other place and to such other person as the Landlord from time to time may designate in writing.

     5. SECURITY DEPOSIT At the time of execution of this lease, Tenant will deposit with Landlord as security deposit (the "Deposit"), the sum of $3,727.16 to be retained by Landlord as security for the performance by Tenant of terms, covenants and obligations under this lease. If Tenant defaults in the payment of rent or otherwise, Landlord may, without prejudice to other Landlord remedies, apply as much of the Deposit as may be necessary to compensate Landlord toward payment of rent or other loss or damage to Landlord stemming from such default and Tenant shall within ten
     (10) days after notice from Landlord restore the Deposit to its original sum. The Deposit, less any amount expended as aforesaid, shall be returned to Tenant at the end of the Term.

     6. USE OF THE PREMISES The premises are lease to the Tenant solely for the following use and no other use can be made of the premises during the term of this lease Professional Office. Tenant shall comply with the Rules and Regulations attached hereto, as Exhibit "C" as well as any amended Rules and Regulations of the project.

     7. UTILITIES AND TAXES All cost of water, sewer discharge and trash above normal would be paid for by Tenant. Tenant will also pay the cost of all other utilities, including gas, electric, cable and telephone. If these charges are not paid when due, and the Landlord is required to pay same, they will be added to subsequent month's rent and shall be collectible from Tenant in the same manner as rent. Landlord shall not be liable for damages to Tenant's business and/or inventory or for any other claim by Tenant resulting from an interruption in utility service. Tenant shall pay and hold Landlord harmless from and on account of all claims, occupational license requirements, personal property taxes or other obligations attributable to the operation of the Tenant's business on the premises. The Landlord will timely pay all rental property taxes levied by any authority against the premises.

     8. ASSIGNMENT AND SUBLEASE Tenant shall not assign this lease, nor sublet the premises, or any part thereof, nor encumber, subject to a security interest, nor permit the same or any part hereof to be used for any other purpose than as above stipulated in Paragraph 5 with out the prior written consent of Landlord. Such assignment shall in no way relieve Tenant from any obligations hereunder for the payment of rents or the performance of the conditions, covenants and provisions of this lease.

     In no event shall Tenant assign or sublet the leased premises for any terms, conditions and covenants other than those contained herein. In no event shall this lease be assigned or be assignable by operation or law or by voluntary or involuntary bankruptcy proceedings or otherwise, and in no event shall this lease or any rights or privileges hereunder be an asset of Tenant under any bankruptcy, insolvency or reorganization proceedings. Landlord shall not be liable nor shall the leased premises be subject to any mechanic's, materialman's or other type liens and Tenant shall keep the premises and property in which the leased premises are situated free from any such liens and shall indemnify Landlord against and satisfy any such liens which may be obtained because of acts of Tenant, notwithstanding the foregoing provision.

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     8.1  Option to Buy Out the Building:
          -------------------------------

     The Lessee has the option and the exclusive right to buy the building and property after the one year anniversary from the date of the execution of this contract. Lessee, at any time after one year anniversary, has the right to purchase the property within the period of twenty four (24) months and the Lessee and the Lessor agree the purchase price will be $550,000. The Lessee shall notify Lessor, in writing, no later than ninety (90) days, that he intends to exercise this Option. For the three years only. Lessor will credit Lessee $1,000.00 per month to the Purchase price, less three
     (3) months credit of free rent.

     9. ADDITIONS AND ALTERATIONS Tenant shall not make any alterations to the premises without the prior written consent of the Landlord. All additions, fixtures or improvements which may be made by Tenant, except movable office furniture, shall become the property of the Landlord and remain upon the premises as part thereof, and shall be surrendered with the premises at the termination of this lease.

     10. COMPLIANCE WITH LAWS AND ORDINANCES The Tenant shall promptly comply with all statutes, ordinances, rules, orders, regulations and requirements to the Federal, Stat and County Government and of any and all their departments and agencies applicable to said premises, for the correction, prevention and abatement of nuisances or other grievances, in, upon, or connected with the premise during the lease term. Tenant shall also promptly comply with all rules, orders and regulations of the Southeastern Underwriter's Associations for the prevention of fires, at Tenant's own expense.

     11. TRASH AND OUTSIDE STORAGE Tenant is responsible for the removal of all trash and debris from the operation of the Tenant's business. All trash shall be kept in containers with metal tops and their design and location on the premises shall be approved by Landlord. Tenant agrees not to store any merchandise, crates or materials of any kind outside of leased building. Tenant further agrees not to burn trash or other substances on the lease premises. All trash will be deposited by Tenant into dumpsters provided by the Landlord.

     12. FIRE/HAZARD INSURANCE During the term of this lease, the Landlord shall insure the building within which said premises are located, and provide insurance coverage for fire, extended coverage, liability, vandalism and malicious mischief. The Landlord shall pay the premiums based on the minimum insurance rating for the type of construction involved. Tenant shall provide insurance coverage for fire, hazard, extended coverage and Tenant's personal property, fixture, equipment and Tenant improvements.

     13. INCREASES IN INSURANCE At any time during the lease period, should the rate of insurance for coverage described in Paragraph 12 above, increase by reason of the Tenant's business and/or character of operations carried on upon the premises by the Tenant, then the Tenant agrees to reimburse Landlord within five (5) days after notice, the full amount of any such increase or extra premium.

     14. CASUALTY If leased property is damaged by fire or other casualty, Landlord shall rebuild and repair with reasonable diligence. The rent payable under this lease shall abate in proportion to the impairment of the use that can be reasonably be made of the premises for the purpose permitted by the lease. Landlord shall not be obligated to repair or replace Tenant's personal property, fixtures, equipment and/or Tenant improvements. IF premises are totally damaged or rendered wholly untenable by fire or other casualty, or if substantial casualty loss occurs during the last 12 months of the lease term, Landlord shall have the option to terminate this lease upon written notice without further obligation to Tenant. Tenant agrees that it shall have no interest in any amounts paid by an insurance company to Landlord due to fire or other casualty loss.

     15. INDEMNITY; LIABLITY INSURANCE The Tenant agrees to indemnify and hold Landlord harmless from and against any and all claims for damages or injuries to goods, merchandise and property, and for any personal injury or loss of life in, upon, or in connection with the premises during the term of the lease or while Tenant is occupying the premises. Tenant agrees to carry liability insurance in the amount of $1,000,000 each occurrence, bodily injury, and $200,000 each occurrence, property damage. Upon occupancy of the premises, the Tenant agrees to furnish evidence of such insurance coverage in the form of a Certificate of Insurance naming the Landlord as Additional Insured. Upon failure of the Tenant to provide such evidence within five (5) days of occupancy, the Landlord shall have the option to cancel this lease or to obtain and pay for such insurance, and in the latter event, the cost of such insurance shall be added to and become part of the rent due.

     16. PROPERTY DAMAGE All personal property including trade fixtures placed or moved in the premises shall be at the risk of the Tenant; and Landlord shall not be liable for any damage to said property or to Tenants arising from any cause including, but not limited to, bursting or leaking of water or soil pipes or flood damage or water leaking whatsoever or from any act of negligence of any tenant or occupant of the building or any other person.

     17. DEFAULT OF RENT; LANDLORD REMEDIES Tenant agrees to pay the rent at the times and in the manner provided. Should said rent herein provided at any time remain due and unpaid for a space of ten (10) days after the same shall become due, the Landlord shall have all lawful rights and remedies as a Landlord available to it, including the right of distraint.

     18. DEFAULT OF OTHER OBLIGATIONS; LANDLORD REMEDIES In addition to failure of Tenant to make payments of rent as prescribed in this lease, the following shall be an event or events of defaults under this lease: Failure to Tenant to perform any other of its covenants or obligations under this lease within ten (10) days after written notice of such failure from Landlord to Tenant.

     Upon the occurrence of one or more events of default hereunder, Landlord may at its election, enforce any one or a combination of the following remedies: (A) Landlord may maintain an action for damages and/or injunctive relief for the breach or breaches committed by Tenant with or without terminating this lease; (B) Landlord may terminate this lease and reenter and retake possession of the premises and all additions thereto, but this shall be without prejudice to the Landlord's right to collect past due installments of rent and other sums remaining unpaid under the terms of this lease and any other damages existing when said termination becomes effective; (C) Landlord may remedy default without terminating this lease, in which event Tenant shall reimburse Landlord for sums reasonably expended in so doing within five (5)* days of receipt of notice, and Landlord, in taking such action, shall not be deemed to have waived the default or elected an exclusive remedy.

     19. LIEN ON LEASEHOLD A lien is hereby granted by the Tenant, and expressly reserved by the Landlord, upon the terms of this lease for the payment of rent and also for the satisfaction of any cause or action which may accrue to said Landlord by the provisions of this lease. This lien is expressly reserved by the Landlord and granted by the Tenant upon any and all fixtures, furniture goods and chattels of the Tenant erected or put in place or may be erected or put in place. Tenant agrees that said lien may be enforced by distress, foreclosure or otherwise at the election of the Landlord.

     20. ABANDOMMENT OF PREMISES If the Tenant shall permanently abandon or vacate the premises before the end of the term of this lease, the Landlord may at his option: (A) declare the entire unpaid balance of the accrued total rental for the full term of this lease immediately due and payable, and bring action to collect the same, if necessary; and/or (B) cancel this lease and enter and take possession of the premises with notice to the Tenant. The Landlord shall mitigate the damages caused by the Tenant's breach of this lease in a reasonable manner but shall not be under a duty to relet Tenant's premises ahead of other similar and available premises of Landlord. All trade fixtures, equipment, furniture, inventory, effects, alternations, additions, and improvements not removed will be deemed conclusively to have been abandoned and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord without notice to Tenant or any other person and without obligation to account for them.

     21. BANKRUPTCY, INSOLVENCY If the Tenant shall become insolvent or if bankruptcy proceedings shall be begun by or against the Tenant before the end of said term, the Landlord is hereby authorized at his option, to cancel this lease, as for a default. Landlord may elected to accept rent from such receiver, trustee, or other judicial officer during the term of their occupancy in their fiduciary capacity without affecting Landlord's rights as contained in this contract, but no receiver, trustee or other judicial officer shall ever have any right, title or interest in or to the above described property by virtue of this contract.

     22. COST OF LITIGATION In the event of the default in the payment of any items of rent due hereunder, or of breach of any other of the covenants or obligations hereunder, the breaching party agrees to pay the cost of collection and/or litigation, including reasonable attorney's fees, incurred by the other party.

     23.BINDING ON SUCCESSORS All provisions of this contract shall be binding on both parties and the assigns, heirs, administrators, legal representatives, executors or successors of the Tenant and the Landlord.

     24. ADVERTISING AND SIGNAGE Landlord will install signs at Tenant's owns expense. Signs will conform to signage program established by Landlord. Tenant agrees to pay for such signage upon installation and charges will be considered as "work done on premises" as outlined in Paragraph 27 of this lease. Tenant specifies that the name to be placed on this signage will OFFICE.

     All other identification signs or other signage displayed on the exterior of the building by Tenant must have prior written approval of Landlord. All signage will be maintained by Tenant.

     25. WRITTEN NOTICE It is agreed between the parties hereto that written notice, by certified receipt, mailed to the premises leased hereunder shall constitute sufficient notice to the Tenant, and written notice mailed, by certified receipt, to the Landlord shall constitute sufficient notice to the Landlord to comply with the terms of this lease.

     26. CUMULATIVE RIGHTS The rights of the Landlord under this lease shall be cumulative, and failure on the part of the Landlord to exercise promptly any right given hereunder shall not operate to forfeit any of the said rights.

     27. CHARGES FOR WORK ON PREMISES It is further understood and agreed between the parties hereto that any charges against the Tenant by the Landlord for services or for work done on the premises by order of the Tenant or otherwise accruing under this contract shall be considered as rent due and shall be included in any lien for rent due and unpaid.

     28. COMDEMNATION If the whole or any part of the premises shall be taken by any public authority under the power of eminent domain, then the term of this lease shall cease on the part so taken from the day of possession of that part shall be required for any public purpose, and the rental shall be reduced in proportion to the square footage of Tenant's premise taken. Thereafter, all provision of this lease shall remain in effect. All afterwards and compensation for condemnation shall be the property of the Landlord, and Tenant hereby assigns to the Landlord all of Tenant's rights, title and interest in any such awards, including, without limitation, any award for the value of the unexpired portion of the term of the lease. Tenant shall be entitled to claim such aware allowable for its trade fixtures or loss of business, but only if such award shall not result in a reduction of the award or compensation made by it to Landlord.

     29. RIGHT OF ENTRY The Landlord, or any of his agents, shall have the right to enter said premises during all reasonable hours, to examine the same to make such repairs, additions, or alterations as may be deemed necessary for the safety, comfort, or preservation thereof, or of said building, or to exhibit said premises, and to put or keep upon the doors or windows thereof, a notice, "FOR RENT" at any time within sixty (60) days before the expiration of this lease. The right of entry shall likewise exist for the purpose of removing placards, signs, fixtures, alterations or additions which do not conform to this agreement or to the rules and regulations of all government codes.

     30. PREMISES AND RESTORING PREMISES TO ORIGINAL CONDITION Tenant hereby accepts premise by written agreement at time of occupancy as per Exhibit B and Tenant agrees to maintain said premises in the same condition, order and repair as they are at the commencement of said term excepting only reasonable wear and tear arising from the use thereof under this agreement. Tenant agrees to make good to said Landlord upon demand any damage to:
     Water apparatus, electric lights, doors, including windows, any fixtures, appliances, front door, or the interior of said premises.

     In the event Landlord pays any monies required to be paid by Tenant hereunder, Landlord shall demand repayment of same from Tenant and Tenant shall make such payment within (5) five days of receipt of said demand.

     Tenant's failure to make such repayment within the (5) five day period shall constitute a default under the terms of this lease and Landlord may elect enforcement remedies as outlined in Paragraph 18.

     31. PARKING Landlord covenants and agrees to provide a reasonable amount of free parking for use by Tenant's employees and visitors on Landlord's parking area. Tenant may be required to utilize off-site parking when parking demand exceeds available on-site parking Tenant may not park vehicles overnight without the express written authorization of the Landlord.

     32. MAINTENANCE BY LANDLORD Landlord shall maintain all common areas including parking and landscaping and exterior of building except as required by Tenant (front door, glass, windows) and roof in good order, condition and repair, but shall not be liable for water damage except if due to Landlord's willful acts and if not insured by Tenant. Tenant will be responsible for all maintenance and repair for the interior of the demised premises, including but not limited to plumbing fixtures, carpets, woodwork, ceiling lights, doors etc..

     33. SUBORDINATION This lease is subject and subordinate in all respects to all matters of record and all mortgages, any of which may now or thereafter be placed on or affected such leases and/or the real property of which the premises are a part, or any part of such real property, and /or Landlord's interest or estate therein, and to each advance made and/or hereafter to be made under such mortgages, and to all renewals, modifications consolidations, replacements and extensions thereof and all substitutions thereof. This Paragraph shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall execute and delivery promptly any certificate that Landlord and/or any mortgagee and/or their respective successor in interest may request.

     34. ATTORNMENT Without limitation of any of the provisions of this lease, if any mortgage shall succeed to the interest of Landlord by reason of the exercise of its rights under such mortgage (or the acceptance of voluntary conveyance in lieu thereof) however caused, then such successor may, at its option, to be exercised by the giving of written notice to the Tenant of its desire to do so, succeed to the interest of Landlord under this lease. In such event, the Tenant shall attorn to such successor and shall be and become bound directly to such successor in interest to Landlord to perform and observe all the Tenant's obligations under this lease without the necessity of the execution of any further instrument. Nevertheless, Tenant agrees at any time, and from time to time during the term thereof, to execute a suitable instrument in confirmation of Tenant's agreement to attorn.

     35. POSSESSION If this lease is executed before the premises herein become ready for occupancy and Landlord cannot acquire and/or delivery possession of the herein leased premises as per Exhibit "B" by the time the term of this lease is fixed herein to begin, Tenant waives any claim for damages due to such delay and Landlord waives the payment of any rental until Landlord delivers possession to Tenant. Rent will commence on or after commencement date of lease as specified in paragraph 2.

     36. BROKER Advanced Realty Group, Inc. are the sole real estate brokers in this transaction and neither the Seller nor the Buyer has engaged any other broker. In the event a transaction is consummated between the parties, Landlord shall pay real estate commission.

     37. VERFICATION OF CREDIT This lease is subject to verification of credit by Landlord. Anytime up through and including five (5) calendar days from date of this lease, Landlord has option to cancel this lease based upon Tenant's unsatisfactory credit rating or information at discretion of Landlord. In the event of such cancellation, all deposit monies will be returned to Tenant within five (5) days and both parties will be relieved from any further obligations under this lease. If Landlord does not send cancellation noticed by day designated, this lease shall continue to be in full force and effect.

     38. HOLDOVER Tenant will have no right to remain in possession of all or any part of the Premises after the expiration of the term. IF Tenant remains in possession of all or any part of the Premises after the expiration of the term, with the express or implied consent of Landlord:
     (a) such tenancy will be deemed to be a periodic tenancy from month-to-month only; (b) such tenancy will not constitute a renewal or extension of this Lease for any further term; and (c) such tenancy may be terminated by Landlord upon the earlier of thirty (30) days prior written notice or the earliest date permitted by law. In such event, monthly base rent will be increased to an amount equal to one hundred fifteen percent (150%) of the monthly base rent payable during the last month of the term, and any other sums due under this Lease will be payment in the amount and at the times specified in this Lease. Such month-to-month tenancy will be subject to every other term, condition and covenant contained in this lease.

     39. QUIET ENJOYMENT Landlord covenants and agrees that Tenant, on paying said monthly rent and performing the covenants herein shall and may peaceably and quietly hold and enjoy the leased premises and common areas, including, but not limited to, parking area, sidewalks, entrances and exits for the term aforesaid.

     40. EQUPIMENT Landlord covenants and agrees that all furnishings and equipment installed on the leased premises shall be removable by Tenant at the termination of the lease free of all claims of the Landlord provided the Tenant shall remain current upon all of the obligations contained in the said lease, entered into herein by and between the parties hereto, and provided the Tenant upon termination of the said lease shall not be in default of any of the terms contained therein. However, the Landlord shall have the option to require Tenant to restore all or part of the premises to its original condition prior to Tenant making custom modifications to the walls, floors, plumbing, etc.. Tenant covenants and agrees to make such said restorations at their own cost, in a workmanship manner and within thirty (30) days from vacating the premises. All trade fixtures, equipment, furniture, inventory, effects, alternations, additions, and improvements not so removed will be deemed conclusively to have been abandoned and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord without notice to Tenant or any other person and without obligation to account for them.

     This lease sets forth all agreements, conditions and representations between Landlord and Tenant concerning the premises and there are no promises, agreements or representations either written or oral, other than set forth herein.


     EXHIBITS:
     ---------
     Exhibit "A": Outline of lease premises on site plan.
     Exhibit "B": Addendum
     Exhibit "C": Rules and regulations of the project.
     Exhibit "D": Radon Disclosure

     IN WITNESS WHEREOF, the parties have executed this instrument for the purpose expressed the day and year written above.

     Signed in the presence of:

     As to Tenant                                    TENANT WITNESS:

     /s/  John C. Anderson, President
     --------------------------------
          John C. Anderson
          "TENANT" PROCYON CORP.


      As to Landlord
                                                     LANDLORD WITNESS
      /s/  George Pavlakos, President
      -------------------------------
           George Pavlakos

     Rental payment check may payable to:

          G  E A P, CORP.

     Mail rental payments to:
     ------------------------
     G E A P, CORP.
     440 Holly Hill Rd
     Oldsmar, FL  33677